UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 1100, Costa Mesa, California	92626-7100
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (657) 335-3665

N/A

(Former name or former address, if changed since last report.)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DCO	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On January 7, 2026, Ducommun Incorporated (the “Company”) entered into a binding confidential settlement agreement (the “Settlement Agreement”) to resolve a previously disclosed subrogation claim for damages allegedly incurred from a June 2020 fire (the “Fire”) at our performance center in Guaymas, Mexico (the “Performance Center”). The subrogation claim was asserted by the insurer of the entity that provides the labor and facilities for the Performance Center for amounts it had previously paid to Williams International Co., LLC (the “Subrogation Action”). The subrogation claim was pending in an arbitration proceeding in Arizona, and the parties were able to resolve the dispute following a mediation held on December 9, 2025. For additional information about the Subrogation Action, see Note 10 to the unaudited Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2025, filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2025 and the Form 8-K filed with the SEC on October 9, 2025.

The Settlement Agreement provides for, among other things, the final dismissal of the Subrogation Action and a release of all claims against the Company, with prejudice, in exchange for the Company issuing a payment to the insurer of $4.0 million. The Settlement Agreement also includes a mutual release of all past, present and future claims arising from the Fire at the Performance Center. In settling the case, the Company is not admitting any liability, and entry into the Settlement Agreement does not constitute an admission of liability or fault or an admission regarding the accuracy of any allegation made by the insurer in the Subrogation Action.

The Company expects to record the settlement amount as an expense for the quarter ending December 31, 2025 and to pay such settlement from cash on hand within twenty (20) days of the date of the Settlement Agreement. The Company believes that there are no remaining subrogation or other claims relating to the Fire at this time other than a claim that may be asserted by an insurer of Williams International Co., LLC based in Mexico for payments issued to its insured for damages allegedly incurred from the Fire, which the Company believes to be time-barred.

The information contained in this Current Report on Form 8-K (this “Report”) is considered to be ‘furnished’ and shall not be deemed ‘filed’ for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section. The information in this Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Forward Looking Statements

This Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability under the Private Securities Litigation Reform Act. Forward-looking statements may be preceded by, followed by or include the words “could,” “may,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “intend,” or similar expressions. All statements other than statements of historical fact, including, without limitation, statements regarding future events, occurrences, circumstances and activities, performance under the Settlement Agreement, the consideration to be paid in connection therewith, settlement of the claims in the Subrogation Action, the disbursement of settlement funds, the effectiveness of the releases in favor of the Company, possible future subrogation claims and expectations for the resolution thereof, and the Company’s accounting treatment of the settlement amount constitute forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and performance under the Settlement Agreement. Actual results could differ materially from those projected in the forward-looking statements. You should not put undue reliance on any forward-looking statements, and you should understand that many important factors, including those discussed herein and the factors disclosed under “Risk Factors” in the Company’s reports filed with the SEC, including the Company’s most recent Annual Report on Form 10-K, could cause the Company’s results or expectations to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of the filing of this Report, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available at the SEC’s website, www.sec.gov).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: January 9, 2026	By:	/s/ Rajiv A. Tata
Rajiv A. Tata
Vice President, General Counsel & Corporate Secretary